================================================================================

     As filed with the Securities and Exchange Commission on April 27, 2001

                                               Registration No. 333-____________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                                _________________

                      TRANSACTION SYSTEMS ARCHITECTS, INC.
             (Exact name of registrant as specified in its charter)

              Delaware                              47-0772104
    (State or other jurisdiction of      (I.R.S. Employer Identification No.)
     incorporation or organization)

                             224 South 108th Avenue
                              Omaha, Nebraska 68154
          (Address of principal executive offices, including zip code)
                                _________________

           Transaction Systems Architects, Inc. 1999 Stock Option Plan Transaction Systems Architects, Inc. 1999 Employee Stock Purchase Plan
                            (Full title of the plans)

                              David P. Stokes, Esq.
                          General Counsel and Secretary
                      Transaction Systems Architects, Inc.
                             224 South 108th Avenue
                              Omaha, Nebraska 68514
                                 (402) 334-5101
(Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

================================== =================== ===================== ====================== ================
                                                         Proposed Maximum      Proposed Maximum        Amount of
                                      Amount to be      Offering Price Per    Aggregate Offering     Registration
    Title of Securities to be        Registered (1)         Share (2)                Price                Fee
           Registered
================================== =================== ===================== ====================== ================
1999 STOCK OPTION PLAN              1,000,000 shares         $7.755               $ 7,755,000          $1,938.75
     Class A Common Stock,
     $0.005 par value
---------------------------------- ------------------- --------------------- ---------------------- ----------------

1999 EMPLOYEE STOCK                  500,000 shares          $7.755               $ 3,877,500          $ 969.38
   PURCHASE PLAN
     Class A Common Stock,
     $0.005 par value
---------------------------------- ------------------- --------------------- ---------------------- ----------------

TOTAL                               1,500,000 shares                              $11,632,500          $2,908.13
================================== =================== ===================== ====================== ================

(1) Pursuant to Rule 416, this Registration Statement also covers any additional shares of Class A Common Stock which may be issuable pursuant to the antidilution provisions of the Transaction Systems Architects, Inc. 1999 Stock Option Plan or Transaction Systems Architects, Inc. 1999 Employee Stock Purchase Plan.

(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (c) and (h). The price is based upon the average of the high and low prices of Transaction Systems Architects, Inc. Class A Common Stock on April 23, 2001, as reported on the National Association of Securities Dealers Automated Quotations system.

                              EXPLANATORY STATEMENT

     This Registration Statement is filed pursuant to General Instruction E to Form S-8 by Transaction Systems Architects, Inc., a Delaware corporation, in order to register (1) 1,000,000 shares of Class A Common Stock, which shares are in addition to those previously registered on a Registration Statement on Form S-8 (File No. 333-73027) filed with the Securities and Exchange Commission (the "Commission") on February 26, 1999 and on a Registration Statement on Form S-8 (File No. 333-33728) filed with the Commission on March 31, 2000 for issuance pursuant to the Transaction Systems Architects, Inc. 1999 Stock Option Plan, and
(2) 500,000 shares of Class A Common Stock, which shares are in addition to those previously registered on the Registration Statement on Form S-8 (File No. 333-73027) filed with the Commission on February 26, 1999. The contents of the Registration Statements on Form S-8 (File Nos. 333-73027 and 333-33728) previously filed with the Commission on February 26, 1999 and March 31, 2000, respectively, are incorporated herein by reference.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits

     Exhibit
     Number
     -------
        5         Opinion of Baker & McKenzie
       23.1       Consent of Arthur Andersen LLP
       23.2       Consent of Baker & McKenzie (See Exhibit 5)
       24         Power of Attorney (included in Signature Page)

                                   SIGNATURES
         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, on this 25th day of April, 2001.

                                       TRANSACTION SYSTEMS ARCHITECTS, INC.

                                       By:/s/William E. Fisher
                                          ------------------------------
                                          William E. Fisher, Chairman, Chief
                                          Executive Officer, and Director



                                POWER OF ATTORNEY

         We, the undersigned officers and directors of Transaction Systems Architects, Inc., hereby severally and individually constitute and appoint William E. Fisher, Dwight G. Hanson and David P. Stokes, and each of them, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of said attorneys and agents to have power to act with or without the other and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by our said attorneys and agents and each of them to any and all such amendments and other instruments.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Name                                        Title                                                Date
----                                        -----                                                ----

/s/ William E. Fisher                       Chairman, Chief Executive                            April 25, 2001
----------------------------                Officer and Director
   William E. Fisher

/s/ Dwight G. Hanson                        Chief Financial Officer                              April 25, 2001
----------------------------                and Senior Vice President
   Dwight G. Hanson

/s/ Edward C. Fuxa                          Controller                                           April 25, 2001
---------------------------
   Edward C. Fuxa

/s/ Charles E. Noell, III                   Director                                             April 25, 2001
---------------------------
   Charles E. Noell, III

/s/ Jim D. Kever                            Director                                             April 25, 2001
---------------------------
   Jim D. Kever

/s/ Larry G. Fendley                        Director                                             April 25, 2001
---------------------------
   Larry G. Fendley

/s/ Roger K. Alexander                      Director                                             April 25, 2001
---------------------------
   Roger K. Alexander

/s/ Gregory J. Duman                        Director                                             April 25, 2001
---------------------------
   Gregory J. Duman

                                  EXHIBIT INDEX

Exhibit
Number            Description
-------           ------------
      5           Opinion of Baker & McKenzie
     23.1         Consent of Arthur Andersen LLP
     23.2         Consent of Baker & McKenzie (See Exhibit 5)
     24           Power of Attorney (included in Signature Page)